EXHIBIT 9.2

                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT, dated as of July 16, 2002 (this "Agreement"), among Home Director, Inc., a Delaware corporation ("HD"), Netword, Inc., a Delaware corporation ("Netword"), Spencer Trask Investment Partners, LLC, a Delaware limited liability company ("STIP"), Spencer Trask Intellectual Capital Company LLC, a Delaware limited liability Company ("STICC"), Spencer Trask Ventures, Inc. ("STV"), Motorola, Inc., a Delaware corporation ("Motorola"), Cisco Systems, Inc., a California corporation ("Cisco") Donald Witmer ("Witmer"), Daryl Stemm ("Stemm" and, with STIP, STICC, Motorola and Cisco, the "HD Stockholders"), Kent M. Klineman ("Klineman"), Jordan Klineman, ("JK"), Justine Klineman ("JUK"), Michael Wise ("Wise"), Batya Wise ("BW"), Daniel Wise ("DW"), David Wise ("DAW"), Gidon Wise ("GW"), Joseph S. Reiss ("JR"), Ron and Joyce Heller as joint tenants ("Heller"), David and Bette Nagelberg as joint tenants ("Nagelberg"), Gary and Lynn Gettenberg as joint tenants ("Gettenberg"), The Lawrence Charitable Trust ("LCT"), Klondike Resources, Inc. ("Klondike"), the Jesurum Family Limited Partnership ("Jesurum"), and Stillwell Holding LLC ("Stillwell," and, with KMK, JK, JUK, MW, BW, DW, DAW, GW, JR, Heller, Nagelberg, Gettenberg, LCT, Klondike and Jesurum, the "Netword Stockholders"). The HD Stockholders and the Netword Stockholders are collectively referred to herein as the "Stockholders."

     WHEREAS Netword, Webspeak Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Netword ("Merger Sub"), and HD have entered into an Agreement and Plan of Merger dated as of April 9, 2002 (the "Merger Agreement") providing for the merger of Merger Sub with and into HD upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

     WHEREAS, each HD Stockholder owns the number of shares of capital stock of HD set forth opposite such HD Stockholder's name on Schedule A hereto (such shares, together with any shares of capital stock of HD acquired by such HD Stockholder before or after the date hereof but prior to the Effective Time (as such term and other terms used but not otherwise defined herein are defined in the Merger Agreement), including through the exercise of any stock options, warrants or similar instruments or through the purchase and conversion of Units in the Rights Offering being collectively referred to as the "HD Shares"); WHEREAS, pursuant to the Merger Agreement, each HD Stockholder will, in exchange for its HD Shares, receive a number of shares of common stock of Netword, par value $.01 per share ("Netword Shares"), upon consummation of the Merger (such shares, together with any Netword Shares acquired by such HD Stockholder before or after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments) being collectively referred to herein as the "Acquired Netword Shares");

     WHEREAS, each Netword Stockholder owns the number of Netword Shares set forth opposite such Netword Stockholder's name on Schedule B hereto (such shares, together with any Netword Shares acquired by such Netword Stockholder before or after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments being collectively referred to herein as the "Netword Stockholder Shares" and, together with the Acquired Netword Shares, the "Subject Shares"); and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, HD and Netword have requested that each Stockholder enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to HD, Netword and the other Stockholders as follows:

     (a) Organization; Authority; Execution and Delivery; Enforceability. Such Stockholder, to the extent it is an entity, has all requisite company or corporate, and to the extent it is not an entity, all other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. To the extent that such Stockholder is an entity other than an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by HD, Netword and the other Stockholders, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms subject to applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or receivership and to general principles of equity. To the knowledge of such Stockholder, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby, other than any filings required under Section 13(d) of the Exchange Act, if applicable. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby, except for such consents which have been obtained prior to the date hereof.

     (b) HD Shares; Netword Shares. (i) In the case of each HD Stockholder, such HD Stockholder is the record and beneficial owner of, and has good and marketable title to, the HD Shares set forth opposite its name on Schedule A hereto, free and clear of any liens or encumbrances. Such HD Stockholder does not own of record any shares of capital stock of HD other than the HD Shares set forth opposite its name on Schedule A hereto. Such HD Stockholder has the sole right to vote the HD Shares set forth opposite its name on Schedule A hereto, and none of such HD Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such HD Shares except as set forth in that certain Voting Agreement by and among Netword and certain HD Stockholders dated as of May 14, 2002.

     (ii) In the case of each Netword Stockholder, such Netword Stockholder is the record and beneficial owner of, and has good and marketable title to, the Netword Stockholder Shares set forth opposite its name on Schedule B hereto, free and clear of any liens or encumbrances. Such Netword Stockholder does not own of record any shares of capital stock of Netword other than the Netword Stockholder Shares set forth opposite its name on Schedule B hereto. Such Netword Stockholder has the sole right to vote the Netword Stockholder Shares set forth opposite its name on Schedule B hereto, and none of such Netword Stockholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Netword Stockholder Shares.

     SECTION 2. Representations and Warranties of HD and Netword. (a) HD hereby represents and warrants to Netword and each Stockholder as follows: HD has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by HD and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of HD. This Agreement has been duly executed and delivered by HD and, assuming due authorization, execution and delivery by Netword and each Stockholder, constitutes a legal, valid and binding obligation of HD, enforceable against HD in accordance with its terms. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HD in connection with the execution and delivery of this Agreement by HD or the consummation by HD of the transactions contemplated hereby except for such filings under the Securities Act and/or the Exchange Act as may be required in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

     (b) Netword hereby represents and warrants to HD and each Stockholder as follows: Netword has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Netword and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Netword. This Agreement has been duly executed and delivered by Netword and, assuming due authorization, execution and delivery by HD and each Stockholder, constitutes a legal, valid and binding obligation of Netword, enforceable against Netword in accordance with its terms. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Netword in connection with the execution and delivery of this Agreement by Netword or the consummation by Netword of the transactions contemplated hereby except for such filings under the Securities Act and/or the Exchange Act as may be required in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

     SECTION 3. Covenants of the Stockholders. Each Stockholder hereby agrees that after the Effective Time and for a period of one year thereafter, at any meeting of the stockholders of Netword called to vote for directors of Netword or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the election of directors of Netword is sought, such Stockholder shall, including by executing a written consent, vote (or cause to be voted) the Subject Shares that it then holds in favor of Klineman and Wise as directors of Netword.

     SECTION 4. Nomination by Netword. After the Effective Time and until the third anniversary of the Closing Date, at each annual stockholders meeting of Netword, Netword will cause Klineman and Wise to be included in management's slate of nominees for election to its Board of Directors.

     SECTION 5. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment in violation of this Section 5 shall be void. Subject to the preceding sentences of this Section 5, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

     SECTION 6. Termination. This Agreement shall terminate upon the earlier of (a) the third anniversary of the Effective Date, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date on which a court of competent jurisdiction finds that either Klineman or Wise (i) has breached a fiduciary duty owed to Netword, or (ii) is guilty of a criminal offense, (d) upon a change in control of Netword (other than the Merger), or (e) with respect to any Stockholder, upon a public sale by such Stockholder of all of such Stockholder's Subject Shares. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

     SECTION 7. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     (b) Notices. All notices, requests, clauses, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to HD and Netword in accordance with Section 10.2 of the Merger Agreement and to the Stockholders at their respective addresses set forth in Schedule A and Schedule B hereto (or at such other address for a party as shall be specified by like notice).

     (c) Interpretation. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by
the words "without limitation."   The words "hereof," "herein" and "hereunder"
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

     (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

     SECTION 8. Enforcement. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any court other than any Delaware state court or any Federal court located in the State of Delaware and (d) waives any right to trial by jury with respect to any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any Delaware state court or any Federal court located in the State of Delaware, and hereby further and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, Netword and HD have each caused this Agreement to be signed by their respective officers thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


NETWORD, INC.                          HOME DIRECTOR, INC.


By:   /s/   Michael Wise               By: /s/  Donald Witmer
     ---------------------                -------------------
      Name:  Michael Wise                Name:  Donald Witmer
     Title:   President                  Title: Chairman and CEO


HD STOCKHOLDERS:


SPENCER TRASK INTELLECTUAL              SPENCER TRASK INVESTMENT PARTNERS, LLC
CAPITAL COMPANY LLC

By: /s/  Kevin Kimberlin                By: /s/  Kevin Kimberlin
    -----------------------                 ---------------------
      Name:  Kevin Kimberlin              Name:  Kevin Kimberlin
      Title:  Nonmember Manager           Title:  Nonmember Manager


SPENCER TRASK VENTURES, INC.            CISCO SYSTEMS, INC.

By:   /s/  William P. Dioguardi         By:/s/ Daniel Scheinman
-------------------------------            -----------------------
Name:  William P. Dioguardi                Name: Daniel Scheinman
Title:  President                          Title:  Sr. VP & Asst. Secretary


                                        MOTOROLA, INC.

                                        By: /s/ Garth L. Milne
                                            --------------------
                                            Name:  Garth L. Milne
                                            Title: Senior Vice President and Treasurer

/s/ Daryl Stmm
--------------------
Daryl Stemm

/s/  Robert Wise
--------------------
Robert Wise

/s/  Donald Witmer
--------------------
Donald Witmer


NETWORD STOCKHOLDERS:

/s/  Kent M. Klineman                /s/   Jordan Klineman
-------------------------            -----------------------
Kent M. Klineman                           Jordan Klineman


/s/ Justine Klineman                 /s/   Michael Wise
-------------------------            -----------------------
Justine Klineman                           Michael Wise


/s/   Batya Wise                     /s/   Daniel Wise
--------------------------           -----------------------
Batya Wise                                 Daniel Wise

/s/  David Wise                      /s/   Gidon Wise
--------------------------           -----------------------
David Wise                                 Gidon Wise



/s/  Joseph S. Reiss                  RON AND JOYCE HELLER
--------------------------            AS JOINT TENANTS
Joseph S. Reiss
                                      By:_____________________
                                         Name:


DAVID AND BETTE NAGELBERG             GARY AND LYNN GETTENBERG
AS JOINT TENANTS                      AS JOINT TENANTS

By:________________________           By:  /s/   Lynn Gettenberg
      Name:                                Name: Lynn Gettenberg

THE LAWRENCE CHARITABLE               JESURUM FAMILY
FOUNDATION                            LIMITED PARTNERSHIP

By:  /s/  Lynn Gettenberg             By: /s/   Robert Jesurum
    ----------------------               -------------------------
    Name: Lynn Gettenberg                 Name: Robert Jesurum
    Title: Director                       Title: Trustee


STILLWELL HOLDING LLC                 KLONDIKE RESOURCES, INC.


By:   /s/  K.A. Taipale               By: /s/   Joel Mallin
    ----------------------                ------------------------
    Name:  K.A. Taipale                   Name: Joel Mallin
    Title:  Managing Partner              Title:  President

                                   SCHEDULE A

Stockholder                                                Number of HD Shares
------------                                              ---------------------

Spencer Trask Investment Partners, LLC                  All shares of HD Common
535 Madison Avenue, 18th Floor                          issued upon conversion
New York, N.Y. 10022                                    of the Interim Notes.

Spencer Trask Intellectual Capital Company LLC          28,500,000 shares of
535 Madison Avenue, 18th Floor                          Series A Preferred
New York, N.Y. 10022

Spencer Trask Intellectual Capital Company LLC          3,666,667 shares of
535 Madison Avenue, 18th Floor                          Series A Preferred
New York, N.Y. 10022

Motorola, Inc.                                          9,999,999 shares of
1303 E. Algonquin Road                                  Series B Preferred
Schaumburg, IL 60196

Cisco Systems, Inc.                                     10,000,000 shares of
170 West Tasman Drive                                   Series C Preferred
San Jose, CA 95134

Donald Witmer                                           771,824 shares of HD
c/o Home Director, Inc.                                 Common and all shares
7132 Santa Teresa Blvd.                                 of HD Common issued
San Jose, CA 95139                                      upon conversion of the
                                                        Interim Notes.

Daryl Stemm                                             100,872 shares of HD
c/o Home Director, Inc.                                 Common
7132 Santa Teresa Blvd.
San Jose, CA 95139

Robert Wise                                             155,980 shares of HD
c/o Home Director, Inc.                                 Common and all shares
7132 Santa Teresa Blvd.                                 of HD Common issued
San Jose, CA 95139                                      upon conversion of the
                                                        Interim Notes.

                                   SCHEDULE B
                                  ------------

Stockholder                              Number of Netword Shares
-----------                              ------------------------
Kent M. Klineman                              1,535,047
1270 Avenue of the Americas, Suite 1800
New York, N.Y. 10020

Jordan Klineman                                 849,142
c/o Kent M. Klineman
1270 Avenue of the Americas, Suite 1800
New York, N.Y. 10020

Justine Klineman                                769,142
c/o Kent M. Klineman
1270 Avenue of the Americas, Suite 1800
New York, N.Y. 10020

Michael Wise                                    824,557
285 Tanglewood Crossing
Lawrence, N.Y. 11559

Batya Wise                                    1,337,115
285 Tanglewood Crossing
Lawrence, N.Y.  11559

Daniel Wise                                     738,605
285 Tanglewood Crossing
Lawrence, N.Y. 11559

David Wise                                       89,639
c/o Batya Wise
285 Tanglewood Crossing
Lawrence, N.Y. 11559

Gidon Wise                                      675,349
285 Tanglewood Crossing
Lawrence, N.Y. 11559

Joseph S. Reiss                              1,021,818
33 Bayberry Road
Lawrence, N.Y. 11559

Ron and Joyce Heller                           601,191
74 Fairview Road
Tenafly, NJ 07670

David and Bette Nagelberg                      601,191
812 Plainfield Lane
North Woodmere, N.Y. 11581

The Lawrence Charitable Foundation              50,000
Gary & Lynn Gettenberg as Trustees
388 Kenridge Road
Lawrence, N.Y. 11559

Gary and Lynn Gettenberg                       510,330
388 Kenridge Road
Lawrence, N.Y. 11559-1816

Klondike Resources, Inc.                       536,490
110 E 19th Street, Apt. 6
New York, N.Y. 10003-2881

Jesurum Family Limited Partnership             413,264
c/o Robert Jesurum
11 Harborview Drive
Rye, NH 03870

Stillwell Holding LLC                          412,880
100 Hudson Street
New York, N.Y.